Global Crossing Announces

Fourth Quarter and Full Year 2009 Results

  2009 results in line with guidance for Revenue, OIBDA and Free Cash Flow.
  2009 Free Cash Flow increased to $82 million, an improvement of $71 million year over year.
  Full-year OIBDA increased to $342 million, a 31 percent improvement year-over-year in constant currency terms.
  Full-year "Invest and grow" revenue increased to $2.16 billion, a 6 percent improvement year-over-year in constant currency terms.
  2010 guidance reflects strong growth in OIBDA and continued positive full-year Free Cash Flow.

FOR IMMEDIATE RELEASE: TUESDAY, FEBRUARY 16, 2010

Florham Park, N.J. -- Global Crossing (NASDAQ: GLBC), a leading global IP solutions provider, today announced unaudited fourth quarter and full-year 2009 results. The company said it will discuss its consolidated financial and operational results for the fourth quarter and full-year 2009 on a conference call tomorrow. The following table highlights financial results:
Results at a Glance
(Dollars in millions)		4Q Yr/Yr Growth			2009 Yr/Yr Growth
	4Q 2009	Reported	Constant Currency	2009	Reported	Constant Currency
Consolidated Revenues	$ 651	1%	-1%	$ 2,536	-2%	3%
"Invest and Grow" Revenues	$ 557	3%	0%	$ 2,159	-1%	6%
OIBDA	$ 83	-19%	-22%	$ 342	25%	31%
Free Cash Flow	$ 72	$ 42		$ 82	$ 71

The company's OIBDA, Free Cash Flow and constant currency measures are non-GAAP measures.  See "Non-GAAP Metrics," below, and the reconciliations of OIBDA and Free Cash Flow to the most directly comparable GAAP measures included in the attached financial tables.

Business Highlights

Global Crossing completed the year within its annual guidance ranges for Revenue, OIBDA and Free Cash Flow. The company reported Free Cash Flow of $82 million, an increase of $71 million compared to 2008. Global Crossing also reported "invest and grow" revenue of $2.16 billion, an increase of 6 percent compared with 2008 in constant currency terms. The company generated $342 million of OIBDA for 2009, an increase of 31 percent compared with 2008 in constant currency terms.

"Global Crossing delivered on its 2009 guidance despite a challenging economic environment," said John Legere, CEO of Global Crossing.  "We enter 2010 with a world-class global network and a differentiated set of product capabilities that provide a platform for continued growth and unparalleled customer satisfaction."

Full Year Results
Global Crossing's consolidated business generated $2.54 billion of revenue in 2009, representing a $63 million decline year over year, including a $138 million unfavorable foreign exchange impact. The company's "invest and grow" services - namely that part of the business focused on serving global enterprises and carrier customers, excluding wholesale voice - generated revenue of $2.16 billion in 2009, including a $135 million unfavorable foreign exchange impact. Excluding the foreign exchange impact, "invest and grow" revenue increased $123 million, or 6 percent, year over year.

On a segment basis, the company's "rest of world" (ROW), GC Impsat and GCUK segments generated "invest and grow" revenue of $1.23 billion, $492 million, and $460 million, respectively. In constant currency terms, ROW and GC Impsat "invest and grow" revenue increased by 10 percent and 9 percent, respectively, as compared to 2008. GCUK's "invest and grow" revenue decreased 5 percent in constant currency terms as compared to 2008, principally due to the completion of the Camelot contract at the end of 2008.

Wholesale voice revenue declined 12 percent, or $50 million, year over year to $374 million. The decline reflects continued focus on managing the wholesale voice business for margin. Substantially all of the wholesale voice revenue is earned in the United States, within the ROW segment.

Global Crossing reported gross margin of $770 million or 30.4 percent of consolidated revenue for 2009, an increase of $6 million compared with 2008 including a $46 million unfavorable foreign exchange impact. Gross margin of $764 million in 2008 was 29.4 percent of consolidated revenue. Year-over-year the improvement in gross margin as a percent of consolidated revenue was driven by revenue growth in constant currency terms, improved revenue mix, lower cost of access and lower incentive compensation, partly offset by higher cost of equipment and other sales, real estate expense and payroll costs.

Sales, general and administrative (SG&A) expenses were $428 million in 2009, a $63 million decrease from $491 million in 2008, including a $30 million favorable foreign exchange impact. Excluding the impact of foreign exchange, the year-over-year improvement was driven primarily by cost reduction initiatives and, to a lesser degree, lower professional fees and incentive compensation accruals.

The company reported $342 million of OIBDA for 2009, a year-over-year improvement of $69 million, including an unfavorable foreign exchange impact of $16 million. Excluding the impact of foreign exchange, OIBDA grew $85 million or 31 percent year over year. On a segment basis, ROW, GC Impsat and GCUK contributed $89 million, $160 million and $93 million of OIBDA, respectively.

Global Crossing's consolidated net loss applicable to common shareholders was $145 million for 2009, compared with a loss of $288 million in 2008. The year-over-year improvement was primarily driven by the improvement in OIBDA previously described, favorable foreign exchange impacts reflected in other income, net, and a lower provision for income tax and interest expense.

Fourth Quarter Results
Global Crossing's consolidated revenue was $651 million in the fourth quarter of 2009, representing a 1 percent increase both sequentially and year over year. The sequential increase included a $4 million favorable foreign exchange impact and the year-over-year increase included a $13 million favorable foreign exchange impact. In constant currency terms, consolidated revenue increased 1 percent sequentially and declined 1 percent year over year. The year-over-year revenue comparison was adversely impacted by the completion of the Camelot contract at the end of 2008 within the GCUK segment.

The company's "invest and grow" services generated revenue of $557 million in the fourth quarter. This represents an increase of 1 percent sequentially and 3 percent year over year, including substantially all of the favorable foreign exchange impacts referenced above. In constant currency terms, "invest and grow" revenue was essentially flat sequentially and year-over-year. Sequentially, "invest and grow" revenue was unfavorably impacted by a non-recurring benefit of $4 million in the third quarter within the ROW segment for one customer's buyout of certain long-term obligations under an existing contract.

On a segment basis, ROW, GC Impsat and GCUK generated "invest and grow" revenue of $316 million, $131 million, and $123 million, respectively. In constant currency terms, this represented a sequential increase of 1 percent for both ROW and GC Impsat and an increase of 6 percent for GCUK. Year-over-

year, in constant currency terms, ROW increased 5 percent and GC Impsat and GCUK declined 2 percent and 5 percent, respectively.

The company's wholesale voice business generated revenue of $93 million in the fourth quarter, a 4 percent increase sequentially and a 7 percent decline year over year.

Global Crossing reported gross margin for the fourth quarter of $190 million compared with $200 million in the third quarter of 2009 and $212 million in the fourth quarter of 2008. The sequential decrease of $10 million in gross margin was driven by revenue mix, the non-recurring third quarter benefit from one customer's contract buyout, and an increase in accrued incentive compensation. The year-over-year decrease of $22 million in gross margin was primarily driven by a $10 million increase in accrued incentive compensation, as the year-ago period included a net reversal of accrued incentive compensation. In addition, changes in revenue mix resulted in higher cost of equipment and other sales compared with the year-ago period.

SG&A expenses were $107 million in the fourth quarter of 2009, compared with $109 million in the third quarter of 2009 and $110 million in the fourth quarter of 2008. Foreign currency unfavorably impacted SG&A by $1 million sequentially and $2 million year over year. Excluding foreign exchange impacts, the sequential decline was due to lower commissions, professional fees and restructuring costs, partly offset by other miscellaneous costs increases. Year-over-year, the decline in SG&A was associated with lower commissions and professional fees, partly offset by a $4 million increase in accrued incentive compensation.

Global Crossing reported $83 million of OIBDA in the fourth quarter, compared with $91 million in the third quarter of 2009 and $102 million in the fourth quarter of 2008. The year-over-year decrease included a $14 million increase in accrued incentive compensation, partly offset by a favorable foreign exchange impact of $3 million. On a segment basis, ROW, GC Impsat and GCUK contributed $26 million, $33 million and $24 million, respectively.

Global Crossing's consolidated net loss applicable to common shareholders was $38 million for the fourth quarter of 2009. On a sequential basis, net loss decreased $36 million, principally due to a non-recurring $29 million loss on the extinguishment of debt in the prior quarter and a benefit in the provision for income taxes in the current quarter, partly offset by higher interest expense and lower OIBDA described above. On a year-over-year basis, net loss decreased $15 million, principally due to favorable foreign exchange impacts and a benefit in the provision for income taxes, partly offset by higher depreciation and amortization and lower OIBDA described above.

Cash and Liquidity

As of December 31, 2009, Global Crossing had $477 million of unrestricted cash and cash equivalents, compared with $360 at December 31, 2008 and $429 at September 30, 2009. Including $16 million of restricted cash, Global Crossing had total cash of $493 million at December 31, 2009.

For 2009, cash flow from operating activities was $256 million, including $117 million of interest on indebtedness. Global Crossing received $130 million in proceeds from the sale of indefeasible rights of use (IRUs) and prepaid services in 2009. The company reported Free Cash Flow of $82 million for 2009. Uses of cash for the year included $249 million used for capital expenditures and for principal payments on capital leases.

Cash flow from operating activities for the fourth quarter was $121 million. Global Crossing received $38 million in proceeds from the sale of IRUs and prepaid services in the fourth quarter. The company reported Free Cash Flow of $72 million. Uses of cash for the quarter included $77 million for capital expenditures and for principal payments on capital leases.

2010 Guidance

"We expect to grow again in 2010, fueled by investments in our products, network and sales force.  We will continue to make investments for growth, as we did in 2009, using internally-generated cash from operations while delivering another year of positive Free Cash Flow in 2010," added John Legere.

Based on foreign exchange rates as of February 15, 2010, company guidance measures for 2010 are as follows:

Metric	2009 Actual	2010 Guidance
($ in millions)
"Invest & Grow" Revenue	$2,159	$2,300 - $2,375
OIBDA	$342	$390-$440
Free Cash Flow	$82	$10 - $60

Free Cash Flow Guidance reflects $55 million of additional interest expense as well as lower sales of IRUs and prepaid services compared to 2009.

The above guidance represents management's current good faith estimates for the designated measures and is based on various assumptions which may or may not materialize. Some of the risks and uncertainties that could cause actual results to differ materially from these estimates are referenced at the end of this press release.

Non-GAAP Metrics

Pursuant to the Securities and Exchange Commission's (SEC's) Regulation G and Item 10(e)(1)(i) of Regulation S-X, the attached financial tables include definitions of non-GAAP financial measures, as well as reconciliations of such measures to the most directly comparable financial measures calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP).  In addition, measures referred to in this press release as being calculated "in constant currency terms" are non-GAAP measures intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such measures are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Conference Call
The company will hold a conference call on Wednesday, February 17, 2009 at 9:00 a.m. EST to discuss its financial results. The call may be accessed by dialing +1 212 271 4651 or, if calling from within the United Kingdom, by dialing +44 203 300 0097. Callers are advised to access the call 15 minutes before the start time. A Webcast with presentation slides will be available at http://investors.globalcrossing.com/events.cfm.

A replay of the call will be available on Wednesday, February 17, 2010 beginning at 11:30 a.m. EST and will be accessible until Friday, February 26, 2010 at 11:30 a.m. EST.  To access the replay, North American callers may dial +1 402 977 9140 or +1 800 633 8284 and enter reservation number 21455839. Callers in the United Kingdom may dial +44 (0) 870 000 3081 or (0) 800 692 0831 and enter reservation number 21455839.

ABOUT GLOBAL CROSSING
Global Crossing (NASDAQ: GLBC) is a leading global IP and Ethernet solutions provider with the world's first integrated global IP-based network. The company offers a full range of data, voice and collaboration services with an industry leading customer experience and delivers service to approximately 40 percent of the Fortune 500, as well as to 700 carriers, mobile operators and ISPs. It delivers converged IP services to more than 700 cities in more than 70 countries around the world.

Website Access to Company Information

Global Crossing maintains a corporate website at www.globalcrossing.com, and you can find additional information about the company through the Investors pages on that website at http://investors.globalcrossing.com. Global Crossing utilizes its website as a channel of distribution of important information about the company. Global Crossing routinely posts financial and other important information regarding the company and its business, financial condition and operations on the Investors web pages.

Visitors to the Investors web pages can view and print copies of Global Crossing's SEC filings, including periodic and current reports on Forms 10-K, 10-Q and 8-K, as soon as reasonably practicable after those filings are made with the SEC. Copies of the charters for each of the standing committees of Global Crossing's Board of Directors, its Corporate Governance Guidelines, Ethics Policy, press releases and analysts presentations are all available through the Investors web pages.

Please note that the information contained on any of Global Crossing's websites is not incorporated by reference in, or considered to be a part of, any document unless expressly incorporated by reference therein.

# # #

This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties that could cause the actual results to differ materially, including: Global Crossing's history of substantial operating losses and the fact that, in the near term, funds from operations will not satisfy cash requirements; legal and contractual restrictions on the inter-company transfer of funds by the company's subsidiaries; the company's ability to continue to connect its network to incumbent carriers' networks or maintain Internet peering arrangements on favorable terms; the consequences of any inadvertent violation of the company's Network Security Agreement with the U.S. Government; increased competition and pricing pressures resulting from technology advances and regulatory changes; competitive disadvantages relative to competitors with superior resources; political, legal and other risks due to the company's substantial international operations; risks associated with movements in foreign currency exchange rates; risks related to restrictions on the conversion of the Venezuelan bolivar into U.S. dollars and to the resultant buildup of a material excess bolivar cash balance, which is carried on Global Crossing's books at the official exchange rate, attributing to the bolivar a value that is significantly greater than the value prevailing on the parallel market; potential weaknesses in internal controls of acquired businesses, and difficulties in integrating internal controls of those businesses with the company's own internal controls; the concentration of revenue in a limited number of customers, and the rights of such customers to terminate their contracts or to simply cease purchasing services thereunder; exposure to contingent liabilities; and other risks referenced from time to time in the company's filings with the Securities and Exchange Commission. Global Crossing undertakes no duty to update information contained in this press release or in other public disclosures at any time.

CONTACT GLOBAL CROSSING:

Press Contacts

Michael Schneider

+ 1 973 937 0146

Michael.Schneider@globalcrossing.com

Analysts/Investors Contact

Mark Gottlieb

+ 1 800 836 0342

glbc@globalcrossing.com

Antonio Suarez

+1 973 937 0233

Antoino.Suarez@globalcrossing.com

IR/PR1

13 PAGES OF FINANCIAL INFORMATION FOLLOW

Global Crossing Limited		Table 1
Consolidated Balance Sheets
($ in millions)

	December 31,	December 31,
	2009	2008
	(unaudited)	(as adjusted)
ASSETS:
Current assets:
Cash and cash equivalents	$ 477	$ 360
Restricted cash and cash equivalents - current portion	9	7
Accounts receivable, net of allowances of $50 and $58	328	336
Prepaid costs and other current assets	101	103

Total current assets	915	806

Restricted cash and cash equivalents - long term	7	11
Property and equipment, net of accumulated depreciation of $1,216 and $851	1,280	1,300
Intangible assets, net (including goodwill of $175 and $147)	198	172
Other assets	88	60

Total assets	$ 2,488	$ 2,349

LIABILITIES:
Current liabilities:
Accounts payable	$ 312	$ 329
Accrued cost of access	87	92
Short term debt and current portion of long term debt	37	26
Accrued restructuring costs - current portion	12	13
Deferred revenue - current portion	174	138
Other current liabilities	421	361

Total current liabilities	1,043	959

Long term debt	1,295	1,127
Obligations under capital leases	90	93
Deferred revenue	334	308
Accrued restructuring costs	13	14
Other deferred liabilities	73	94

Total liabilities	2,848	2,595

SHAREHOLDERS' DEFICIT:
Common stock, 110,000,000 shares authorized, $.01 par value,
60,219,817 and 56,696,312 shares issued and outstanding as of
December 31, 2009 and December 31, 2008, respectively	$ 1	$ 1
Preferred stock with controlling shareholder, 45,000,000 shares authorized,
$.10 par value, 18,000,000 shares issued and outstanding	2	2
Additional paid-in capital	1,427	1,399
Accumulated other comprehensive loss	(24)	(23)
Accumulated deficit	(1,766)	(1,625)

Total shareholders' deficit	(360)	(246)

Total liabilities and shareholders' deficit	$ 2,488	$ 2,349

Note 1. On January 1, 2009, the Company adopted Financial Accounting Standard Board ("FASB") Accounting Standards Codification ("ASC") Subtopic 470-20 ("Debt with Conversion and Other Options")("ASC Subtopic 470-20"). ASC Subtopic 470-20 specifies that issuers of convertible instruments should separately account for the liability and equity components in a manner that will reflect the entity's non-convertible debt borrowing rate when interest cost is recognized in subsequent periods. ASC Subtopic 470-20 must be applied on a retrospective basis. As a result of applying ASC Subtopic 470-20, additional paid-in capital and accumulated deficit have increased $38 and $17 respectively, and other assets and long term debt have decreased $1 and $22 respectively in the consolidated balance sheet at December 31, 2008.

Global Crossing Limited		Table 2
Consolidated Statements of Operations
($ in millions)

	Year Ended December 31,
	2009	2008
	(unaudited)	(as adjusted)

Revenue	$ 2,536	$ 2,599

Cost of revenue (excluding depreciation and amortization, shown separately below):
Cost of access	(1,159)	(1,211)
Real estate, network and operations	(406)	(423)
Third party maintenance	(103)	(107)
Cost of equipment and other sales	(98)	(94)
Total cost of revenue	(1,766)	(1,835)
Gross margin	770	764
Selling, general and administrative	(428)	(491)
Depreciation and amortization	(340)	(326)
Operating income (loss)	2	(53)
Other income (expense):
Interest income	7	10
Interest expense	(160)	(176)
Other income (expense), net	11	(26)
Loss before preconfirmation contingencies and provision for income taxes	(140)	(245)
Net gain on preconfirmation contingencies	-	10
Loss before provision for income taxes	(140)	(235)
Provision for income taxes	(1)	(49)
Net loss	(141)	(284)
Preferred stock dividends	(4)	(4)
Loss applicable to common shareholders	$ (145)	$ (288)

Loss per common share, basic and diluted:
Loss applicable to common shareholders	$ (2.45)	$ (5.16)
Weighted average number of common shares	59,290,355	55,771,867

Note 1. On January 1, 2009, the Company adopted FASB ASC Subtopic 470-20. ASC Subtopic 470-20 specifies that issuers of convertible instruments should separately account for the liability and equity components in a manner that will reflect the entity's non-convertible debt borrowing rate when interest cost is recognized in subsequent periods. ASC Subtopic 470-20 must be applied on a retrospective basis. As a result of applying ASC Subtopic 470-20, interest expense has increased $7 for the year ended December 31, 2008.

Note 2. For the year ended December 31, 2008, $7 of sales taxes netted against revenue were reclassified to selling, general and administrative expenses to be consistent with the presentation of other similar taxes. Additionally, $17 of costs incurred to operate the GC Impsat Segment data center business, primarily employee-related expenses, were reclassified from selling, general and administrative to real estate, network and operations as they represent service delivery costs and therefore are appropriately reported as cost of revenue.

Global Crossing Limited		Table 3
Consolidated Statements of Cash Flows
($ in millions)

	Year Ended December 31,
	2009	2008
	(unaudited)	(as adjusted)
Cash flows provided by (used in) operating activities:
Net loss	$ (141)	$ (284)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of property and equipment	-	(4)
Loss on sale of marketable securities	-	2
Non-cash loss on extinguishment of debt	15	-
Deferred income tax	(20)	(1)
Non-cash income tax provision	-	35
Non-cash stock compensation expense	18	55
Depreciation and amortization	340	326
Provision for doubtful accounts	7	6
Amortization of prior period IRUs	(22)	(15)
Deferred reorganization costs	(3)	(3)
Gain on preconfirmation contingencies	-	(10)
Change in long term deferred revenue	42	83
Other	(28)	45
Change in operating working capital:
- Changes in accounts receivable	17	(25)
- Changes in accounts payable	(30)	59
- Changes in other current assets	(16)	(52)
- Changes in other current liabilities	77	(14)
Net cash provided by operating activities	256	203

Cash flows provided by (used in) investing activities:
Purchases of property and equipment	(174)	(192)
Purchases of marketable securities	-	(11)
Proceeds from sale of property and equipment	-	10
Proceeds from sale of marketable securities	4	16
Change in restricted cash and cash equivalents	2	31
Net cash used in investing activities	(168)	(146)

Cash flows provided by (used in) financing activities:
Proceeds from short and long term debt	741	10
Repayment of capital lease obligations	(75)	(59)
Repayment of long term debt (including current portion)	(597)	(24)
Premium paid on extinguishment of debt	(14)	-
Proceeds from exercise of stock options	-	1
Proceeds from sales/leasebacks	7	-
Finance costs incurred	(23)	-
Payment of employee taxes on share-based compensation	(13)	(3)
Net cash provided by (used in) financing activities	26	(75)

Effect of exchange rate changes on cash and cash equivalents	3	(19)
Net increase (decrease) in cash and cash equivalents	117	(37)
Cash and cash equivalents, beginning of period	360	397
Cash and cash equivalents, end of period	$ 477	$ 360

Note 1. On January 1, 2009, the Company adopted FASB ASC Subtopic 470-20. ASC Subtopic 470-20 specifies that issuers of convertible instruments should separately account for the liability and equity components in a manner that will reflect the entity's non-convertible debt borrowing rate when interest cost is recognized in subsequent periods. ASC Subtopic 470-20 must be applied on a retrospective basis. As a result of applying ASC Subtopic 470-20, net loss and other within cash flows provided by (used in) operating activities has increased $7 for the year ended December 31, 2008.

Global Crossing Limited and Subsidiaries					Table 4
Unaudited Consolidated Statements of Operations
($ in millions)

	Year Ended December 31, 2009
	GCUK	GC Impsat	ROW [1]	Eliminations	Total

Revenue	$ 470	$ 504	$ 1,586	$ (24)	$ 2,536
Cost of revenue
Cost of access	(140)	(118)	(923)	22	(1,159)
Real estate, network and operations	(76)	(83)	(249)	2	(406)
Third party maintenance	(21)	(23)	(59)	-	(103)
Cost of equipment and other sales	(70)	(15)	(13)	-	(98)
Total cost of revenue	(307)	(239)	(1,244)	24	(1,766)
Gross margin	163	265	342	-	770
Selling, general and administrative	(70)	(105)	(253)	-	(428)
Depreciation and amortization	(66)	(87)	(187)	-	(340)
Operating income (loss)	27	73	(98)	-	2
Other income (expense):
Interest income	8	6	9	(16)	7
Interest expense	(53)	(33)	(90)	16	(160)
Other income (expense), net	18	-	(7)	-	11
Income (loss) before benefit (provision) for income taxes	-	46	(186)	-	(140)
Benefit (provision) for income taxes	(1)	2	(2)	-	(1)
Net income (loss)	(1)	48	(188)	-	(141)
Preferred stock dividends	-	-	(4)	-	(4)
Income (loss) applicable to common shareholders	$ (1)	$ 48	$ (192)	$ -	$ (145)

	Year Ended December 31, 2008
	GCUK	GC Impsat[3]	ROW [1,2]	Eliminations	Total

Revenue	$ 599	$ 482	$ 1,536	$ (18)	$ 2,599
Cost of revenue
Cost of access	(184)	(115)	(929)	17	(1,211)
Real estate, network and operations	(93)	(75)	(256)	1	(423)
Third party maintenance	(32)	(20)	(55)	-	(107)
Cost of equipment and other sales	(69)	(11)	(14)	-	(94)
Total cost of revenue	(378)	(221)	(1,254)	18	(1,835)
Gross margin	221	261	282	-	764
Selling, general and administrative	(87)	(123)	(281)	-	(491)
Depreciation and amortization	(84)	(81)	(161)	-	(326)
Operating income (loss)	50	57	(160)	-	(53)
Other income (expense):
Interest income	8	3	6	(7)	10
Interest expense	(65)	(35)	(83)	7	(176)
Other income (expense), net	(57)	(20)	51	-	(26)
Income (loss) before preconfirmation contingencies and provision for income taxes	(64)	5	(186)	-	(245)
Net gain on preconfirmation contingencies	-	4	6	-	10
Income (loss) before provision for income taxes	(64)	9	(180)	-	(235)
Provision for income taxes	(1)	(17)	(31)	-	(49)
Net loss	(65)	(8)	(211)	-	(284)
Preferred stock dividends	-	-	(4)	-	(4)
Loss applicable to common shareholders	$ (65)	$ (8)	$ (215)	$ -	$ (288)

1 Rest of World (ROW) represents operations of Global Crossing Limited and subsidiaries excluding Global Crossing (UK) Telecommunications Ltd. and subsidiaries (GCUK) and GC Impsat Holdings I Plc and subsidiaries (GC Impsat).

2 On January 1, 2009, the Company adopted FASB ASC Subtopic 470-20. ASC Subtopic 470-20 specifies that issuers of convertible instruments should separately account for the liability and equity components in a manner that will reflect the entity's non-convertible debt borrowing rate when interest cost is recognized in subsequent periods. ASC Subtopic 470-20 must be applied on a retrospective basis. As a result of applying ASC Subtopic 470-20, interest expense has increased $7 for the year ended December 31, 2008.

3 For the year ended December 31, 2008 $7 of sales taxes netted against revenue were reclassified to selling, general and administrative expenses to be consistent with the presentation of other similar taxes. Additionally, $17 of costs incurred to operate the GC Impsat Segment data center business, primarily employee-related expenses, were reclassified from selling, general and administrative to real estate, network and operations as they represent service delivery costs and therefore are appropriately reported as cost of revenue.

Global Crossing Limited and Subsidiaries					Table 5
Unaudited Consolidated Statements of Operations
($ in millions)

	Quarter Ended December 31, 2009
	GCUK	GC Impsat	ROW [1]	Eliminations	Total

Revenue	$ 125	$ 134	$ 405	$ (13)	$ 651
Cost of revenue
Cost of access	(37)	(37)	(238)	12	(300)
Real estate, network and operations	(18)	(24)	(64)	1	(105)
Third party maintenance	(5)	(7)	(14)	-	(26)
Cost of equipment and other sales	(22)	(6)	(2)	-	(30)
Total cost of revenue	(82)	(74)	(318)	13	(461)
Gross margin	43	60	87	-	190
Selling, general and administrative	(19)	(27)	(61)	-	(107)
Depreciation and amortization	(17)	(24)	(49)	-	(90)
Operating income (loss)	7	9	(23)	-	(7)
Other income (expense):
Interest income	2	1	4	(7)	-
Interest expense	(14)	(8)	(32)	7	(47)
Other income (expense), net	1	1	(2)	-	-
Income (loss) before benefit for income taxes	(4)	3	(53)	-	(54)
Benefit for income taxes	-	17	-	-	17
Net income (loss)	(4)	20	(53)	-	(37)
Preferred stock dividends	-	-	(1)	-	(1)
Income (loss) applicable to common shareholders	$ (4)	$ 20	$ (54)	$ -	$ (38)

	Quarter Ended September 30, 2009
	GCUK	GC Impsat	ROW [1]	Eliminations	Total

Revenue	$ 120	$ 129	$ 397	$ (3)	$ 643
Cost of revenue
Cost of access	(33)	(27)	(231)	3	(288)
Real estate, network and operations	(22)	(20)	(65)	1	(106)
Third party maintenance	(5)	(6)	(15)	-	(26)
Cost of equipment and other sales	(16)	(4)	(3)	-	(23)
Total cost of revenue	(76)	(57)	(314)	4	(443)
Gross margin	44	72	83	1	200
Selling, general and administrative	(19)	(28)	(61)	(1)	(109)
Depreciation and amortization	(18)	(22)	(49)	-	(89)
Operating income (loss)	7	22	(27)	-	2
Other income (expense):
Interest income	3	2	-	(3)	2
Interest expense	(14)	(8)	(20)	3	(39)
Other expense, net	(8)	(13)	(11)	-	(32)
Income (loss) before provision for income taxes	(12)	3	(58)	-	(67)
Provision for income taxes	-	(6)	-	-	(6)
Net loss	(12)	(3)	(58)	-	(73)
Preferred stock dividends	-	-	(1)	-	(1)
Loss applicable to common shareholders	$ (12)	$ (3)	$ (59)	$ -	$ (74)

	Quarter Ended December 31, 2008
	GCUK	GC Impsat [3]	ROW [1,2]	Eliminations	Total

Revenue	$ 134	$ 124	$ 394	$ (8)	$ 644
Cost of revenue
Cost of access	(42)	(30)	(232)	8	(296)
Real estate, network and operations	(19)	(14)	(56)	-	(89)
Third party maintenance	(7)	(5)	(12)	-	(24)
Cost of equipment and other sales	(16)	(3)	(4)	-	(23)
Total cost of revenue	(84)	(52)	(304)	8	(432)
Gross margin	50	72	90	-	212
Selling, general and administrative	(25)	(32)	(53)	-	(110)
Depreciation and amortization	(19)	(21)	(42)	-	(82)
Operating income (loss)	6	19	(5)	-	20
Other income (expense):
Interest income	2	1	1	(2)	2
Interest expense	(14)	(8)	(20)	2	(40)
Other income (expense), net	(41)	(14)	26	-	(29)
Income (loss) before preconfirmation contingencies and provision for income taxes	(47)	(2)	2	-	(47)
Net gain on preconfirmation contingencies	-	-	1	-	1
Income (loss) before provision for income taxes	(47)	(2)	3	-	(46)
Provision for income taxes	-	(2)	(4)	-	(6)
Net loss	(47)	(4)	(1)	-	(52)
Preferred stock dividends	-	-	(1)	-	(1)
Loss applicable to common shareholders	$ (47)	$ (4)	$ (2)	$ -	$ (53)

1 Rest of World (ROW) represents operations of Global Crossing Limited and subsidiaries excluding Global Crossing (UK) Telecommunications Ltd. and subsidiaries (GCUK) and GC Impsat Holdings I Plc and subsidiaries (GC Impsat).

2 On January 1, 2009, the Company adopted FASB ASC Subtopic 470-20. ASC Subtopic 470-20 specifies that issuers of convertible instruments should separately account for the liability and equity components in a manner that will reflect the entity's non-convertible debt borrowing rate when interest cost is recognized in subsequent periods. ASC Subtopic 470-20 must be applied on a retrospective basis. As a result of applying ASC Subtopic 470-20, interest expense has increased $2 for the three months ended December 31, 2008.

3 For the three months ended December 31, 2008 $2 of sales taxes netted against revenue were reclassified to selling, general and administrative expenses to be consistent with the presentation of other similar taxes. Additionally, $3 of costs incurred to operate the GC Impsat Segment data center business, primarily employee-related expenses, were reclassified from selling, general and administrative to real estate, network and operations as they represent service delivery costs and therefore are appropriately reported as cost of revenue.

Global Crossing Limited and Subsidiaries					Table 6
Unaudited Summary of Consolidated Revenue
($ in millions)

	Year Ended December 31, 2009
	GCUK	GC Impsat	ROW [1]	Eliminations	Total

Revenue:
Enterprise, carrier data and indirect sales channel	$ 460	$ 483	$ 1,216	$ -	$ 2,159
Carrier voice	10	12	352	-	374
Other	-	-	3	-	3
Intersegment revenue	-	9	15	(24)	-
Consolidated revenue	$ 470	$ 504	$ 1,586	$ (24)	$ 2,536

	Year Ended December 31, 2008
	GCUK	GC Impsat[2]	ROW [1]	Eliminations	Total

Revenue:
Enterprise, carrier data and indirect sales channel	$ 588	$ 466	$ 1,117	$ -	$ 2,171
Carrier voice	11	9	404	-	424
Other	-	-	4	-	4
Intersegment revenue	-	7	11	(18)	-
Consolidated revenue	$ 599	$ 482	$ 1,536	$ (18)	$ 2,599

1Rest of World (ROW) represents operations of Global Crossing Limited and subsidiaries excluding Global Crossing (UK) Telecommunications Ltd. and subsidiaries (GCUK) and GC Impsat Holdings I Plc and subsidiaries (GC Impsat).

2For the year ended December 31, 2008 $7 of sales taxes netted against revenue were reclassified to selling, general and administrative expenses to be consistent with the presentation of other similar taxes.

Global Crossing Limited and Subsidiaries					Table 7
Unaudited Summary of Consolidated Revenue
($ in millions)

	Quarter Ended December 31, 2009
	GCUK	GC Impsat	ROW [1]	Eliminations	Total

Revenue:
Enterprise, carrier data and indirect sales channel	$ 123	$ 128	$ 306	$ -	$ 557
Carrier voice	2	3	88	-	93
Other	-	-	1	-	1
Intersegment revenue	-	3	10	(13)	-
Consolidated revenue	$ 125	$ 134	$ 405	$ (13)	$ 651

	Quarter Ended September 30, 2009
	GCUK	GC Impsat	ROW [1]	Eliminations	Total

Revenue:
Enterprise, carrier data and indirect sales channel	$ 117	$ 125	$ 311	$ -	$ 553
Carrier voice	3	2	84	-	89
Other	-	-	1	-	1
Intersegment revenue	-	2	1	(3)	-
Consolidated revenue	$ 120	$ 129	$ 397	$ (3)	$ 643

	Quarter Ended December 31, 2008
	GCUK	GC Impsat [2]	ROW [1]	Eliminations	Total

Revenue:
Enterprise, carrier data and indirect sales channel	$ 132	$ 120	$ 291	$ -	$ 543
Carrier voice	2	2	96	-	100
Other	-	-	1	-	1
Intersegment revenue	-	2	6	(8)	-
Consolidated revenue	$ 134	$ 124	$ 394	$ (8)	$ 644

1Rest of World (ROW) represents operations of Global Crossing Limited and subsidiaries excluding Global Crossing (UK) Telecommunications Ltd. and subsidiaries (GCUK) and GC Impsat Holdings I Plc and subsidiaries (GC Impsat).

2For the three months ended December 31, 2008 $2 of sales taxes netted against revenue were reclassified to selling, general and administrative expenses to be consistent with the presentation of other similar taxes.

Global Crossing Limited					Table 8
Unaudited Reconciliation of OIBDA to Income (Loss) Applicable to Common Shareholders
($ in millions)

Pursuant to the SEC's Regulation G, the following table provides a reconciliation of OIBDA, which is considered a non-GAAP (Generally Accepted Accounting Principles) financial measure, to income (loss) applicable to common shareholders.

OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss) in that it excludes depreciation and amortization. Such excluded expenses primarily reflect the non-cash impacts of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods. In addition, OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for reinvestment, distributions or other discretionary uses.

Management uses OIBDA as an important part of our internal reporting and planning processes and as a key measure to evaluate profitability and operating performance, make comparisons between periods, and to make resource allocation decisions. Management believes that the investment community uses similar performance measures to compare performance of competitors in our industry.

There are material limitations to using non-GAAP financial measures. Our calculation of OIBDA may differ from similarly titled measures used by other companies, and may not be comparable to those other measures. Additionally, OIBDA does not include certain significant items such as depreciation and amortization, interest income, interest expense, income taxes, other non-operating income or expense items, preferred stock dividends, and gains and losses on pre-confirmation contingencies. OIBDA should be considered in addition to, and not as a substitute for, other measures of financial performance reported in accordance with GAAP.

Management believes that OIBDA is useful to our investors as it is a relevant indicator of operating performance, especially in a capital-intensive industry such as telecommunications. OIBDA provides investors with an indication of the underlying performance of our everyday business operations. It excludes the effect of items associated with our capitalization and tax structures, such as interest income, interest expense and income taxes, and of other items not associated with our everyday operations.

	Year Ended December 31, 2009
	GCUK	GC Impsat	ROW [1]	Eliminations	Total

OIBDA	$ 93	$ 160	$ 89	$ -	$ 342
Depreciation and amortization	(66)	(87)	(187)	-	(340)
Operating income (loss)	27	73	(98)	-	2
Interest income	8	6	9	(16)	7
Interest expense	(53)	(33)	(90)	16	(160)
Other income (expense), net	18	-	(7)	-	11
Benefit (provision) for income taxes	(1)	2	(2)	-	(1)
Preferred stock dividends	-	-	(4)	-	(4)
Income (loss) applicable to common shareholders	$ (1)	$ 48	$ (192)	$ -	$ (145)

	Year Ended December 31, 2008
	GCUK	GC Impsat	ROW [1,2]	Eliminations	Total

OIBDA	$ 134	$ 138	$ 1	$ -	$ 273
Depreciation and amortization	(84)	(81)	(161)	-	(326)
Operating income (loss)	50	57	(160)	-	(53)
Interest income	8	3	6	(7)	10
Interest expense	(65)	(35)	(83)	7	(176)
Other income (expense), net	(57)	(20)	51	-	(26)
Net gain on preconfirmation contingencies	-	4	6	-	10
Provision for income taxes	(1)	(17)	(31)	-	(49)
Preferred stock dividends	-	-	(4)	-	(4)
Loss applicable to common shareholders	$ (65)	$ (8)	$ (215)	$ -	$ (288)

1Rest of World (ROW) represents operations of Global Crossing Limited and subsidiaries excluding Global Crossing (UK) Telecommunications Ltd. and subsidiaries (GCUK) and GC Impsat Holdings I Plc and subsidiaries (GC Impsat).

2 On January 1, 2009, the Company adopted FASB ASC Subtopic 470-20. ASC Subtopic 470-20 specifies that issuers of convertible instruments should separately account for the liability and equity components in a manner that will reflect the entity's non-convertible debt borrowing rate when interest cost is recognized in subsequent periods. ASC Subtopic 470-20 must be applied on retrospective basis. As a result of applying ASC Subtopic 470-20, interest expense has increased $7 for the year ended December 31, 2008.

Global Crossing Limited					Table 9
Unaudited Reconciliation of OIBDA to Income (Loss) Applicable to Common Shareholders
($ in millions)

Pursuant to the SEC's Regulation G, the following table provides a reconciliation of OIBDA, which is considered a non-GAAP (Generally Accepted Accounting Principles) financial measure, to income (loss) applicable to common shareholders.

OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss) in that it excludes depreciation and amortization. Such excluded expenses primarily reflect the non-cash impacts of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods. In addition, OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for reinvestment, distributions or other discretionary uses.

Management uses OIBDA as an important part of our internal reporting and planning processes and as a key measure to evaluate profitability and operating performance, make comparisons between periods, and to make resource allocation decisions. Management believes that the investment community uses similar performance measures to compare performance of competitors in our industry.

There are material limitations to using non-GAAP financial measures. Our calculation of OIBDA may differ from similarly titled measures used by other companies, and may not be comparable to those other measures. Additionally, OIBDA does not include certain significant items such as depreciation and amortization, interest income, interest expense, income taxes, other non-operating income or expense items, preferred stock dividends, and gains and losses on pre-confirmation contingencies. OIBDA should be considered in addition to, and not as a substitute for, other measures of financial performance reported in accordance with GAAP.

Management believes that OIBDA is useful to our investors as it is a relevant indicator of operating performance, especially in a capital-intensive industry such as telecommunications. OIBDA provides investors with an indication of the underlying performance of our everyday business operations. It excludes the effect of items associated with our capitalization and tax structures, such as interest income, interest expense and income taxes, and of other items not associated with our everyday operations.

	Quarter Ended December 31, 2009
	GCUK	GC Impsat	ROW [1]	Eliminations	Total

OIBDA	$ 24	$ 33	$ 26	$ -	$ 83
Depreciation and amortization	(17)	(24)	(49)	-	(90)
Operating income (loss)	7	9	(23)	-	(7)
Interest income	2	1	4	(7)	-
Interest expense	(14)	(8)	(32)	7	(47)
Other income (expense), net	1	1	(2)	-	-
Benefit for income taxes	-	17	-	-	17
Preferred stock dividends	-	-	(1)	-	(1)
Income (loss) applicable to common shareholders	$ (4)	$ 20	$ (54)	$ -	$ (38)

	Quarter Ended September 30, 2009
	GCUK	GC Impsat	ROW [1]	Eliminations	Total

OIBDA	$ 25	$ 44	$ 22	$ -	$ 91
Depreciation and amortization	(18)	(22)	(49)	-	(89)
Operating income (loss)	7	22	(27)	-	2
Interest income	3	2	-	(3)	2
Interest expense	(14)	(8)	(20)	3	(39)
Other expense, net	(8)	(13)	(11)	-	(32)
Provision for income taxes	-	(6)	-	-	(6)
Preferred stock dividends	-	-	(1)	-	(1)
Loss applicable to common shareholders	$ (12)	$ (3)	$ (59)	$ -	$ (74)

	Quarter Ended December 31, 2008
	GCUK	GC Impsat	ROW [1,2]	Eliminations	Total

OIBDA	$ 25	$ 40	$ 37	$ -	$ 102
Depreciation and amortization	(19)	(21)	(42)	-	(82)
Operating income (loss)	6	19	(5)	-	20
Interest income	2	1	1	(2)	2
Interest expense	(14)	(8)	(20)	2	(40)
Other income (expense), net	(41)	(14)	26	-	(29)
Net gain on preconfirmation contingencies	-	-	1	-	1
Provision for income taxes	-	(2)	(4)	-	(6)
Preferred stock dividends	-	-	(1)	-	(1)
Loss applicable to common shareholders	$ (47)	$ (4)	$ (2)	$ -	$ (53)

1Rest of World (ROW) represents operations of Global Crossing Limited and subsidiaries excluding Global Crossing (UK) Telecommunications Ltd. and subsidiaries (GCUK) and GC Impsat Holdings I Plc and subsidiaries (GC Impsat).

2 On January 1, 2009, the Company adopted FASB ASC Subtopic 470-20. ASC Subtopic 470-20 specifies that issuers of convertible instruments should separately account for the liability and equity components in a manner that will reflect the entity's non-convertible debt borrowing rate when interest cost is recognized in subsequent periods. ASC Subtopic 470-20 must be applied on retrospective basis. As a result of applying ASC Subtopic 470-20, interest expense has increased $2 for the three months ended December 31, 2008.

Global Crossing Limited and Subsidiaries		Table 10
Unaudited Reconciliations of Free Cash Flow to Net Cash Provided by Operating Activities
($ in millions)

Pursuant to the SEC's Regulation G, the following table provides a reconciliation of Free Cash Flow, which is considered a non-GAAP (Generally Accepted Accounting Principles) financial measure, to net cash provided by operating activities.

We define Free Cash Flow as net cash provided by (used in) operating activities less purchases of property and equipment as disclosed in the statement of cash flows. Free Cash Flow differs from the net change in cash and cash equivalents in the statement of cash flows in that it excludes the cash impact of: all investing activities (other than capital expenditures, which are a fundamental and recurring part of our business); all financing activities; and exchange rate changes on cash and cash equivalents balances.

Management uses Free Cash Flow as a relevant indicator of our ability to generate cash to pay debt. Free Cash Flow also is an important part of our internal reporting and a key measure used by management to evaluate liquidity from period to period. We believe that the investment community uses similar performance measures to compare performance of competitors in our industry.

There are material limitations to using non-GAAP financial measures. Our calculation of Free Cash Flow may differ from similarly titled measures used by other companies, and may not be comparable to those other measures. Moreover, we do not currently pay a significant amount of income taxes due to net operating losses, and we therefore generate higher Free Cash Flow than comparable businesses that do pay income taxes. Additionally, Free Cash Flow is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Free Cash Flow also does not include certain significant cash items such as purchases and sales out of the ordinary course of business, proceeds from financing activities, repayments of capital lease obligations and other debt, and the effect of exchange rate changes on cash and cash equivalents balances. Free Cash Flow should be considered in addition to, and not as a substitute for, net change in cash and cash equivalents in the statement of cash flows reported in accordance with GAAP.

Management believes that Free Cash Flow is useful to our investors as it provides an indication of the underlying cash position of our everyday business operations and the ability to pay debt.

Year Ended
December 31,
2009

Free Cash Flow	$ 82
Purchases of property and equipment	174
Net cash provided by operating activities	$ 256

Year Ended
December 31,
2008

Free Cash Flow	$ 11
Purchases of property and equipment	192
Net cash provided by operating activities	$ 203

Global Crossing Limited and Subsidiaries		Table 11
Unaudited Reconciliations of Free Cash Flow to Net Cash Provided by Operating Activities
($ in millions)

Pursuant to the SEC's Regulation G, the following table provides a reconciliation of Free Cash Flow, which is considered a non-GAAP (Generally Accepted Accounting Principles) financial measure, to net cash provided by operating activities.

We define Free Cash Flow as net cash provided by (used in) operating activities less purchases of property and equipment as disclosed in the statement of cash flows. Free Cash Flow differs from the net change in cash and cash equivalents in the statement of cash flows in that it excludes the cash impact of: all investing activities (other than capital expenditures, which are a fundamental and recurring part of our business); all financing activities; and exchange rate changes on cash and cash equivalents balances.

Management uses Free Cash Flow as a relevant indicator of our ability to generate cash to pay debt. Free Cash Flow also is an important part of our internal reporting and a key measure used by management to evaluate liquidity from period to period. We believe that the investment community uses similar performance measures to compare performance of competitors in our industry.

There are material limitations to using non-GAAP financial measures. Our calculation of Free Cash Flow may differ from similarly titled measures used by other companies, and may not be comparable to those other measures. Moreover, we do not currently pay a significant amount of income taxes due to net operating losses, and we therefore generate higher Free Cash Flow than comparable businesses that do pay income taxes. Additionally, Free Cash Flow is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Free Cash Flow also does not include certain significant cash items such as purchases and sales out of the ordinary course of business, proceeds from financing activities, repayments of capital lease obligations and other debt, and the effect of exchange rate changes on cash and cash equivalents balances. Free Cash Flow should be considered in addition to, and not as a substitute for, net change in cash and cash equivalents in the statement of cash flows reported in accordance with GAAP.

Management believes that Free Cash Flow is useful to our investors as it provides an indication of the underlying cash position of our everyday business operations and the ability to pay debt.

Quarter Ended
December 31,
2009

Free Cash Flow	$ 72
Purchases of property and equipment	49
Net cash provided by operating activities	$ 121

Quarter Ended
September 30,
2009

Free Cash Flow	$ 52
Purchases of property and equipment	33
Net cash provided by operating activities	$ 85

Quarter Ended
December 31,
2008

Free Cash Flow	$ 30
Purchases of property and equipment	49
Net cash provided by operating activities	$ 79

Global Crossing Limited and Subsidiaries		Table 12
Unaudited Reconciliations of 2010 OIBDA and Free Cash Flow Guidance
($ in millions)

When providing projections for non-GAAP measures, we are required to provide a reconciliation of the non-GAAP measure to the most directly comparable GAAP metric to the extent available without unreasonable efforts. In such cases, we may indicate an amount or range for GAAP measures that are components of the reconciliation. The provision of such amounts or ranges must not be interpreted as explicit or implicit projections of those GAAP components. To reconcile the non-GAAP financial metric to GAAP, we must use amounts or ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While we feel reasonably comfortable with the methodology used to generate the projections of our non-GAAP financial metrics, we fully expect that the amounts or ranges used for the GAAP components will vary from actual results. We have made numerous assumptions in preparing our projections. These assumptions, including the amounts of the various components that comprise a financial metric, may or may not prove to be correct. We will consider our projections of non-GAAP financial metrics to have been achieved if the specific non-GAAP measure is met or exceeded, even if the GAAP components of the reconciliation are materially different from those provided in an earlier reconciliation.

This reconciliation was prepared based on the Company's guidance as provided on February 16, 2010, which is included in the preceding press release for informational purposes only.

	Twelve months ended
	December 31, 2010
	Low End of Guidance	High End of Guidance

OIBDA	$ 390	$ 440
Depreciation and amortization	(380)	(383)
Operating income	10	57
Interest expense, net	(200)	(200)
Provision for income taxes	(25)	(25)
Preferred stock dividends	(4)	(4)
Net loss applicable to common shareholders	$ (219)	$ (172)

Free Cash Flow	$ 10	$ 60
Purchases of property and equipment	165	195
Net cash provided by operating activities	$ 175	$ 255

For definitions and further description of these non-GAAP measures see table 13.

Global Crossing Limited and Subsidiaries	Table 13
Definitions of Non-GAAP measures

Operating Income (Loss) Before Depreciation and Amortization ("OIBDA"):

OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP and reflected on our consolidated financial statements, in that it excludes depreciation and amortization. Such excluded expenses primarily reflect the non-cash impacts of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods. In addition, OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for reinvestment, distributions or other discretionary uses.

Management uses OIBDA as an important part of our internal reporting and planning processes and as a key measure to evaluate profitability and operating performance, make comparisons between periods, and to make resource allocation decisions. Management believes that the investment community uses similar performance measures to compare performance of competitors in our industry.

There are material limitations to using non-GAAP financial measures. Our calculation of OIBDA may differ from similarly titled measures used by other companies, and may not be comparable to those other measures. Additionally, OIBDA does not include certain significant items such as depreciation and amortization, interest income, interest expense, income taxes, other non-operating income or expense items, preferred stock dividends, and gains and losses on preconfirmation contingencies. OIBDA should be considered in addition to, and not as a substitute for, other measures of financial performance reported in accordance with GAAP.

Management believes that OIBDA is useful to our investors as it is a relevant indicator of operating performance, especially in a capital-intensive industry such as telecommunications. OIBDA provides investors with an indication of the underlying performance of our everyday business operations. It excludes the effect of items associated with our capitalization and tax structures, such as interest income, interest expense and income taxes, and of other items not associated with our everyday operations.

Free Cash Flow:

Free Cash Flow is a non-GAAP financial measure. We define Free Cash Flow as net cash provided by (used in) operating activities less purchases of property and equipment as disclosed in the statement of cash flows. Free Cash Flow differs from the net change in cash and cash equivalents in the statement of cash flows in that it excludes the cash impact of: all investing activities (other than capital expenditures, which are a fundamental and recurring part of our business); all financing activities; and exchange rate changes on cash and cash equivalents balances.

Management uses Free Cash Flow as a relevant indicator of our ability to generate cash to pay debt. Free Cash Flow also is an important part of our internal reporting and a key measure used by management to evaluate liquidity from period to period. We believe that the investment community uses similar performance measures to compare performance of competitors in our industry.

There are material limitations to using non-GAAP financial measures. Our calculation of Free Cash Flow may differ from similarly titled measures used by other companies, and may not be comparable to those other measures. Moreover, we do not currently pay a significant amount of income taxes due to net operating losses, and we therefore generate higher Free Cash Flow than comparable businesses that do pay income taxes. Additionally, Free Cash Flow is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Free Cash Flow also does not include certain significant cash items such as purchases and sales out of the ordinary course of business, proceeds from financing activities, repayments of capital lease obligations and other debt, and the effect of exchange rate changes on cash and cash equivalents balances. Free Cash Flow should be considered in addition to, and not as a substitute for, net change in cash and cash equivalents in the statement of cash flows reported in accordance with GAAP.

Management believes that Free Cash Flow is useful to our investors as it provides an indication of the underlying cash position of our everyday business operations and the ability to pay debt.